Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Safe-T Group Ltd. of our report dated April 16, 2019 relating to the financial statements of NetNut Ltd., which appears in Safe-T Group Ltd.’s Form 6-K filed on September 12, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
September 12, 2019	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il